EXHIBIT 99.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF GLOBAL PAYMENTS INC.
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Payments Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, James G. Kelly, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JAMES G. KELLY
James G. Kelly Chief Financial Officer January 13, 2003